                                                                     EXHIBIT 4.5

                        TOTAL RENAL CARE HOLDINGS, INC.



                                 $300,000,000

                  7% Convertible Subordinated Notes due 2009

                              PURCHASE AGREEMENT

                               November 12, 1998



                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                           BNY CAPITAL MARKETS, INC.
                    CREDIT SUISSE FIRST BOSTON CORPORATION
                            WARBURG DILLON READ LLC

                                 $300,000,000


                  7% Convertible Subordinated Notes due 2009

                                      of

                        TOTAL RENAL CARE HOLDINGS, INC.

                              PURCHASE AGREEMENT



November 12, 1998


Donaldson, Lufkin & Jenrette
  Securities Corporation
BNY Capital Markets, Inc.
Credit Suisse First Boston Corporation
Warburg Dillon Read LLC
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

          Total Renal Care Holdings, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette
 -------
Securities Corporation, BNY Capital Markets, Inc., Credit Suisse First Boston Corporation and Warburg Dillon Read LLC (each an "INITIAL PURCHASER" and,
                                                  -----------------
collectively, the "INITIAL PURCHASERS") an aggregate of $300,000,000  in
                   ------------------
principal amount of its 7 % Convertible Subordinated Notes due 2009 (the "FIRM
                                                                          ----
NOTES"), subject to the terms and conditions set forth herein.  The Company also
-----
proposes to issue and sell to the Initial Purchasers not more than an additional $45,000,000 principal amount of 7% Convertible Subordinated Notes due 2009, of the Company (the "ADDITIONAL NOTES"), if requested by the Initial Purchasers as
                  ----------------
provided in Section 2 hereof. The Firm Notes and the Additional Notes are herein collectively referred to as the "NOTES." The Notes are to be
                                        -----
issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated
                                                        ---------
as of the Closing Date (as defined below), among the Company and United States Trust Company of New York, as trustee (the "TRUSTEE"), pursuant to which the
                                            -------
Notes, as provided therein, will be convertible at the option of the holders thereof, into shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK"). The Notes and the Common Stock issuable upon conversion
      ------------
thereof are referred to herein, collectively, as the "SECURITIES." Capitalized
                                                      ----------
terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          1.   OFFERING MEMORANDUM.  The Notes will be offered and sold to the
               -------------------
Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The
                                                                ---
Company has prepared a preliminary offering memorandum, dated November 9, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated
      -------------------------------
November 13, 1998 (the "OFFERING MEMORANDUM"), relating to the Notes.
                        -------------------
          Upon original issuance thereof, and until such time as the same is no in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH IN THE NEXT SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS EITHER (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESEN-

     TATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (A FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          2.   AGREEMENTS TO SELL AND PURCHASE.  (a)  On the basis of the
               -------------------------------
representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97% of the principal amount thereof (the "PURCHASE PRICE").
---------------

          (b) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers shall have the right, but not the obligation, to purchase from the Company from time to time up to all of the Additional Notes at the Purchase Price.
Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. Such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given.

          3.   TERMS OF OFFERING.  The Initial Purchasers have advised the
               -----------------
Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of
                                                           --------------
the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) institutional "accredited investors," as
                     ----
defined in Rule 501(a) (1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Company (each, an "ACCREDITED
                                                         ----------
INSTITUTION") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the
               -------------------
Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially
------------------------------
the form of Exhibit A hereto, for so long as such Securities constitute

"TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights
-------------------------------
Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION")
                                                                ----------
under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Act (the "REGISTRATION STATEMENT") relating to
                                         ----------------------
the resale by certain holders of the Securities and to use its reasonable best efforts to cause such Registration Statement to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement. This Agreement, the Indenture, the Notes, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."
                                                       -------------------

          4.   DELIVERY AND PAYMENT.
               --------------------

          (a) Delivery of, and payment of the Purchase Price for, the Firm Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("SKADDEN"), 919 Third Avenue, New York, New York 10022-3897, or such other
  -------
location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on November 18, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Firm Notes are herein called the "CLOSING DATE."
                                                      ------------

          (b) Delivery to the Initial Purchasers of and payment for any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Skadden at 9:00 a.m., New York City time, on the date specified in the exercise notice given by the Initial Purchasers pursuant to Section 2(b) or such other time on the same or such other date as the Initial Purchasers and the Company shall agree in writing. The time and date of delivery and payment for any Additional Notes are hereinafter referred to as an "OPTION CLOSING DATE."
                                                        -------------------

          (c) Notes sold by the Initial Purchasers to QIBs will be represented by one or more Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate
                                                  ---
principal amount corresponding to the aggregate principal amount of the Notes sold to such QIBs (collectively, the "GLOBAL NOTE"). Notes sold by the Initial
                                      -----------
Purchasers to Accredited Institutions that are not QIBs will be represented by one or more Notes in definitive form, registered in the name of such Accredited Institutions, having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold to such Accredited Institutions (collectively, the "ACCREDITED INSTITUTION NOTE"). The Global Note and the
                    ---------------------------
Accredited Institution Note shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note and the Accredited Institution Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

          5.   AGREEMENTS OF THE COMPANY.  The Company hereby agrees with the
               -------------------------
Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum, the Offering Memorandum or any documents or information incorporated by reference therein (the "INCORPORATED DOCUMENTS") untrue or that requires any
                           ----------------------
additions to or changes in the Preliminary Offering Memorandum, the Offering Memorandum or any Incorporated Documents in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, any Incorporated Documents, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, any Incorporated Documents, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and until completion of the distribution of the Notes, but in no event later than six months from the dater hereof, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.

          (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances when it is so delivered, not misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

          (e) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

          (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as reasonably practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (g) For a period of five years from the date hereof, to furnish to the Initial Purchasers as soon as reasonably available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

          (h) So long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make
                                                  ------------
available to any holder of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder, the information ("RULE
                                                                        ----
144A INFORMATION") required by Rule 144A(d)(4) under the Act.
----------------

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum, any Incorporated Documents, and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -
                                          ----
PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's
         ------
counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of any Registration Statement, as set forth in the Registration Rights Agreement,
(xi) all expenses and listing fees in connection with the application for listing the Common Stock on the New York Stock Exchange ("NYSE") (or on another
                                                          ----
national securities exchange or in connection with including the Common Stock for quotation on the Nasdaq Stock Market's National Market (the "NASDAQ NATIONAL
                                                                 ---------------
MARKET")) and (xii) all other costs and expenses incident to the performance of
-----
the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (j) To use its best efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.

          (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

          (m) The Company shall not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, warrants, options or rights to purchase or acquire, Common Stock ("OTHER
                                                                  ------
SECURITIES") or in any other manner transfer all or a portion of the economic
-----------
consequences associated with the ownership of any Common Stock, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such Other Securities, in cash or otherwise), except to the Initial Purchasers pursuant to this Agreement, for a period of 90 days after the Closing Date without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Notwithstanding
                                                         ---
the foregoing, during such
period the Company may issue stock and options to purchase stock (1) pursuant to the Company's existing employee stock plans and (2) as consideration in connection with acquisitions. The Company also agrees not to file, except pursuant to the Registration Rights Agreement, any registration statement with respect to any shares of Comon Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the Closing Date without the prior written consent of DLJ.

          (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.

          (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (p) To use the proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (q) To cause the Common Stock issuable upon conversion of the Notes to be listed on the NYSE (or on another national securities exchange or to be duly included for quotation on the Nasdaq National Market) in accordance with NYSE policy for listed companies and to use its best efforts to cause the Common Stock to remain listed on the NYSE (or on another national securities exchange or duly included for quotation on the Nasdaq National Market) for five years following the date hereof.

          (r) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Notes.

          6.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.  As of
               ---------------------------------------------------------
the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

          (a) The Preliminary Offering Memorandum, as of the date thereof, and the Offering Memorandum, including the Incorporated Documents, did and do not, and any supplement or amendment to them did and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to (i) pricing and other financial terms intentionally left blank in the Preliminary Offering Memorandum or (ii) statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon and made in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The Incorporated Documents, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

          (b) Each of the Company and its subsidiaries as defined in Rule 405 of Regulation C under the Act (each a "SUBSIDIARY") has been duly incorporated
                                       ----------
or formed, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or as a partnership duly formed and has the corporate or partnership power and authority, as the case may be, to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each corporate Subsidiary is duly qualified and is in good standing as a foreign corporation and each Subsidiary is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, prospects, operations, properties, or financial condition of the Company and its Subsidiaries, considered as a whole (a "MATERIAL ADVERSE EFFECT").
                                        -----------------------

          (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

          (d) Except as disclosed in the Offering Memorandum, all of the outstanding shares of capital stock of each of the Company's corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, (i) in the cases of Total Renal Care, Inc., TRC West, Inc., Total Renal Care Acquisition Corp., Renal Treatment Centers, Inc., Renal Treatment Centers - Mid-Atlantic, Inc., Renal Treatment Centers - Northeast, Inc., Renal Treatment Centers - California, Inc., Renal Treatment Centers - West, Inc. and Renal Treatment Centers - Southeast, Inc.

(each a "PRINCIPAL SUBSIDIARY" and together the "PRINCIPAL SUBSIDIARIES"), are
         --------------------                    ----------------------
wholly owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN") and (ii) in
                                                              ----
the case of each other corporate Subsidiary, are otherwise owned directly or indirectly by the Company, free and clear of any Liens, except such Liens that would not, singly or in the aggregate, have a Material Adverse Effect. All of the outstanding partnership interests in each of the Company's partnership Subsidiaries have been duly authorized by its respective partnership agreement and validly issued and the partnership interests in such partnerships that are not owned by unaffiliated third parties are owned directly or indirectly by the Company, free and clear of any Liens, except such Liens that would not, singly or in the aggregate, have a Material Adverse Effect, and any partnership capital contribution obligations of the Company in each partnership Subsidiary have been satisfied in all material respects. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company.
When the Indenture has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and (ii) general principals of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity). On the Closing Date and on each Option Closing Date, if any, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST
                                                                  ---     ------
INDENTURE ACT"), and the rules and regulations of the Commission applicable to
-------------
an indenture which is qualified thereunder.

          (g) The Notes have been duly authorized and, on the Closing Date and on each Option Closing Date, if any, will have been validly issued, executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and (ii) general principals of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity). On the Closing Date and on each Option Closing Date, if any, the Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

          (h) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally, (ii) public policy or laws limiting rights of indemnity or contribution and (iii) general principals of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity). On the Closing Date and on each Option Closing Date, if any, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

          (i) Neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws or partnership agreement, as the case may be, or in default in any material respect, and no condition exists that with notice or lapse of time or both would constitute a material default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of is Subsidiaries or their respective property is bound, except to the extent such violation or default, if any, could not reasonably be expected to have a Material Adverse Effect.

          (j) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, assuming the Notes are sold in the manner described in this Agreement, require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states and, with respect to the Registration Rights Agreement, the Securities Act and the Trust Indenture Act) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any agreement, indenture or other instrument to which it or any of its Subsidiaries is party or by which it or any of its Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Subsidiaries or their respective property.

          (k) Except as otherwise set forth or incorporated by reference in the Offering Memorandum, there are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective property is the subject which would, singly or in the aggregate, have a Material Adverse Effect.

          (l) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor any federal or
                                     ------------------
state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

          (m) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (n) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

          (o) The accountants, PricewaterhouseCoopers LLP, that have certified the financial statements and supporting schedules included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth or incorporated by reference in the Preliminary Offering Memoran dum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act.

          (p) The historical financial statements presented or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (q) Except as otherwise set forth or incorporated by reference in the Offering Memorandum or such as are not material to the business, prospectus, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has good and marketable title, free and clear of all Liens, claims, encumbrances and restrictions except Liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

          (r) The Company and each of its Subsidiaries maintains reasonably adequate insurance.

          (s) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, taking into account all applicable extensions, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

          (u) All indebtedness of the Company and each of its Subsidiaries that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith and the Company and each such Subsidiary was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date or any Option Closing Date, as the case may be (after giving effect to the application of the proceeds from the issuance of the Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date or any Option Closing Date, as the case may be (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date or any Option Closing Date, as the case may be (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay its debts as they mature.

          (v) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Notes or the Common Stock issuable upon the conversion thereof, or suspends the sale of the Notes or the Common Stock issuable upon the conversion thereof in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the issuance or sale of the Notes or the Common Stock issuable upon the conversion thereof in any jurisdiction referred to in Section 5(e).

          (w) The capitalization of the Company as of June 30, 1998 is as set forth in the Offering Memorandum under "Capitalization" (and there have not been any subsequent issuances of capital stock, other than shares of Common Stock issued (i) upon exercise of an option or warrant or the conversion of a security outstanding on such date or (ii) in unregistered transactions in connection with acquisitions in the ordinary course of business and consistent with past practices).

          (x) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (y) Except for the Registration Rights Agreement and a registration rights agreement in favor of Tenet Healthcare Corporation relating to one or more demand registrations, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes or the Common Stock issuable upon conversion thereof registered pursuant to any Registration Statement.

          (z) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (aa) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

          (bb) (i) Since the earlier of (A) the date hereof and (B) the respective date as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto), (x) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole, and
(y) there has not been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Offering Memorandum and (ii) the Company and its Subsidiaries have no liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, other than those liabilities and obligations reflected in the Offering Memorandum or incurred in the ordinary course of business.

          (cc) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains (including information incorporated therein by reference) all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (dd) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (ee) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company make no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (ff) Assuming the Notes are sold in the manner contemplated by this Agreement, prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

          (gg) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

          (hh) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          (ii) The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Offering Memorandum; the Company will use its reasonable efforts to ensure that such shares will be duly authorized for listing on the NYSE (or on another national securities exchange or duly included for quotation on the Nasdaq National Market); the Company has the authorized and outstanding capital stock as set forth in the Offering Memorandum; and the stockholders of the Company or other holders of the Company's securities have no preemptive or similar rights with respect to the Notes or the Common Stock issuable upon conversion of the Notes.

          (jj) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any Subsidiary thereof except as otherwise disclosed in the Offering Memorandum or the Incorporated Documents, or actions since the 1997 Form 10-K (as defined below).

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          7.   INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES.  Each of the
               --------------------------------------------------
Initial Purchasers represents and warrants to, and agrees with, the Company:

          (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

          (b) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) Accredited Institutions that make certain representations and agreements to the Company.

          (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Such Initial Purchaser further agrees that it will not resell or otherwise transfer the Securities except (A) to the Company or any of its subsidiaries, (B) to a person whom such Initial Purchaser reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Securities, (D) in a transaction meeting the requirements of Rule 144 under the Act, (E) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. Such Initial Purchaser further agrees that it will deliver to each person to whom the Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

               Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

          8.   INDEMNIFICATION.
               ---------------

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and made in conformity with information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial

Purchasers who failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Company to the Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum.

          (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser (and not with respect to the information provided by any other Initial Purchaser) expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person
 ----------- -----
against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing
                                                ------------ -----
and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein (except as provided in Section 8(a)), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even of the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, each Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers hereunder and not joint.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9.   CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.  The obligations
               ---------------------------------------------
of the Initial Purchasers to purchase the Firm Notes under this Agreement on the Closing Date and the Additional Notes, if any, on the Option Closing Date are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct on the Closing Date and on each Option Closing Date, if any, and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date and on each Option Closing Date, if any, in each case with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as the case may be.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (c) (i) Since the earlier of (A) the date hereof and (B) the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto), (x) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole, (y) and there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Offering Memorandum and (ii) the Company and its Subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, other than those liabilities and obligations reflected in the Offering Memorandum or incurred in the ordinary course of business.

          (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, and on each Option Closing Date, if any, dated such Option Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date or Option Closing Date, as the case may be.

          (e) The Initial Purchasers shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date or Option Closing Date, as the case may be, of Riordan & McKinzie, counsel for the Company, to the effect that:

                    (i) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to certain exceptions customarily taken in connection with enforceability opinions given under California law;

                    (ii) the Indenture has been duly authorized, executed and
               delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to certain exceptions customarily taken in connection with enforceability opinions given under California law;

                    (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                    (iv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (x) certain exceptions customarily taken in connection with enforceability opinions given under California law and (y) public policy or laws limiting rights of indemnity and contribution;

                    (v) the statements under the captions "Description of Notes," "Description of Capital Stock," "Description of Indebtedness" and "Certain U.S. Federal Income Tax Consequences" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters or provisions of documents referred to therein, provide a fair summary of such legal matters or provisions in all material respects;

                    (vi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any California or Federal court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Company's Amended and Restated Revolving Credit Agreement and Amended and Restated Term Loan Agreement, each dated April 30, 1998, as amended through the date of such opinion, or the charter or by-laws of the Company;

                    (vii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (viii) the Indenture complies as to form in all material
               respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

                    (ix) no registration under the Act of the Securities is
               required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) each Initial Purchaser is either a QIB or an Accredited Institution, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and the Company's representations contained in Sections 6(x), (cc), (dd) and (ee) and (iii) the Company's compliance with its agreement set forth in Section 5(h) of this Agreement;

                    (x) the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Offering Memorandum;

                    (xi) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (the "1997 Form 10-K") filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum (except for financial statements, schedules and other financial data as to which no opinion need be expressed) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that in its capacity as special counsel for the Company such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Memorandum (except as indicated in clause (v) above) and has made no independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that have caused such counsel to believe that the Offering Memorandum (including the Incorporated Documents), as of its date and as of the Closing Date and each Option Closing Date, if any, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements or other financial and statistical data included or incorporated by reference in the Offering Memorandum.

          In giving the opinions specified in (i), (ii) and (iv) above, such counsel may assume that the laws of the State of California govern the referenced documents. In giving the opinion specified in (vi) above, such counsel may rely upon an opinion or opinions of McDermott, Will & Emery, regulatory counsel for the Company rendered pursuant to paragraph (h) below.

          (f) The Initial Purchasers shall have received on the Closing Date and on each Option Closing Date, if any, an opinion, dated the Closing Date or Option Closing Date, as the case may be, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (g) The Initial Purchasers shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date or Option Closing Date, as the case may be, of Barry C. Cosgrove, General Counsel of the Company, to the effect that:

                    (i) the Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                    (ii) each Principal Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, is duly qualified and is in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification or authorization, except where the failure to be so qualified or authorized and be in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, or financial or other condition of the Company and its Subsidiaries, considered as a whole;

                    (iii) except as disclosed in the Offering Memorandum, all of the outstanding shares of capital stock of each of the Company's corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, (i) in the cases of the Principal Subsidiaries, are wholly owned by the Company free and clear of any Liens and (ii) in the case of each other corporate Subsidiary, are otherwise owned directly or indirectly by the Company free and clear of any Liens, except such Liens that would not, singly or in the aggregate, have a Material Adverse Effect. All of the outstanding partnership interests in each of the Company's partnership Subsidiaries have been duly authorized by its respective partnership agreement and validly issued and to such counsel's knowledge after due inquiry the partnership interests in such partnerships that are not owned by unaffiliated third parties are owned directly or indirectly by the Company, free and clear of any Liens, except such Liens that would not, singly or in the aggregate, have a Material Adverse Effect, and, to such counsel's knowledge, any partnership capital contribution obligations of the Company in each partnership Subsidiary have been satisfied;

                    (3) all the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                    (4) neither the Company nor any of its Subsidiaries is in
               violation of its respective charter, by-laws or partnership agreement, as the case may be, and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its Subsidiaries is in default in any material respect, and no condition exists that with notice or lapse of time or both would constitute a material default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound except to the extent such violation or default, if any, could not reasonably be expected to have a material adverse effect on the business, operations, properties or financial or other condition of the Company and its Subsidiaries, considered as a whole;

                    (5) the execution, delivery and performance of this
               Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties, except to the extent such violation, conflict, breach or default, if any, could not reasonably be expected to have a material adverse effect on the business, operations, properties or financial or other condition of the Company and its Subsidiaries, considered as a whole;

                    (6) after due inquiry, such counsel does not know of any
               legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Offering Memorandum and is not so described;

                    (7) other than as described in the Offering Memorandum, to the best of such counsel's knowledge, after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes or the Common Stock issuable upon conversion thereof registered pursuant to any Registration Statement;

                    (8) each of the Facilities (as defined below) has such licenses, certifications and authorizations of governmental or regulatory authorities which are required in connection with the provision by the Facilities of dialysis services under applicable licensure, Medicare or Medicaid laws in the manner described in the Offering Memorandum and which are required to be held by the Facilities as providers of dialysis services under the Medicare or Medicaid programs, except such licenses, certificates and authorizations the failure of which to obtain would not, singly or in the aggregate, have a Material Adverse Effect; and

                    (9) each document filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum (except for financial statements, schedules and other financial data as to which no opinion need be expressed) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that in his capacity as general counsel for the Company such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Memorandum and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have caused such counsel to believe that the Offering Memorandum (including the Incorporated Documents), as of its date and as of the Closing Date and each Option Closing Date, if any, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements or other financial and statistical data included or incorporated by reference in the Offering Memorandum.

          In giving the opinions specified in (vi), (vii) and (x) above, such counsel may rely upon an opinion or opinions of McDermott, Will & Emery, regulatory counsel for the Company rendered pursuant to paragraph (h) below.

          (8) The Initial Purchasers shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (satisfactory to the Initial Purchasers and to our counsel), dated the Closing Date or Option Closing Date, as the case may be, of McDermott, Will & Emery, regulatory counsel for the Company, to the effect that:

                    (1) the statements under the captions "Risk Factors--
               Dependence on Medicare, Medicaid and Other Sources of Reimbursement" and "--Operations Subject to Government Regulation" in the Offering Memorandum and "Business-Operations-Medicare Reimbursement" and "Business-Governmental Regulation" in the 1997 Form 10-K insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are fair summaries in all material respects of the information called for with respect to such legal matters, documents and proceedings; and

                    (2) the execution, delivery and performance of this
               Agreement by the Company will not require any consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body in connection with the provision by the dialysis facilities owned by the Company or its Subsidiaries (the "FACILITIES") of dialysis
                                                 ----------
               services under applicable licensure, Medicare and Medicaid laws in the manner described in the Offering Memorandum or which could affect the status of the Facilities as providers of dialysis services under the Medicare or Medicaid programs other than presently effective actions, consents disclosures or filings that have already been made on or prior to the date hereof.

          (9) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date and on each Option Closing Date, if any, letters dated the date hereof or the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (10) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (11) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

          (12) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

          (13) The Company shall not have failed at or prior to the Closing Date or each Option Closing Date, as the case may be, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date or Option Closing Date, as the case may be.

          (14) The Company shall have delivered an agreement executed by each director and executive officer of the Company and by Tenet Healthcare Corporation to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the Closing Date without the prior written consent of DLJ, (A) engage in any of the transactions described in the first sentence of Section 5(m) or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any Other Securities.

          10.  EFFECTIVENESS OF AGREEMENT AND TERMINATION.  This Agreement shall
               ------------------------------------------
become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market,
(iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, operations, properties, or financial condition of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided, that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

          11.  MISCELLANEOUS.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (i) if to the Company, to Total Renal Care Holdings, Inc., Suite 800, 21250 Hawthorne Boulevard, Torrance, California 90503-5517, Attn: John E. King and (ii) if to the Initial Purchasers, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company or any person controlling the Company,
(ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York, including, without limitation, New York General Obligations Law (S)5-1401.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.


                                        Very truly yours,

                                        TOTAL RENAL CARE HOLDINGS, INC.



                                        By:  ___________________________________
                                             Name:
                                             Title:


DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
BNY CAPITAL MARKETS, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
WARBURG DILLON READ LLC

By:  Donaldson, Lufkin & Jenrette
       Securities Corporation


By:  _______________________________
     Name:
     Title:

                                  SCHEDULE A


                                                     Principal Amount
               Initial Purchaser                         of Notes
               -----------------                       ------------
Donaldson, Lufkin & Jenrette
 Securities Corporation........................          $210,000,000
BNY Capital Markets, Inc.......................            30,000,000
Credit Suisse First Boston Corporation.........            30,000,000
Warburg Dillon Read LLC........................            30,000,000
                                                         ------------

     Total.....................................          $300,000,000
                                                         ============

                                   EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT